UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

Hostess Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7905 Quivira Road Lenexa, KS	66215
(Address of principal executive offices)	(Zip Code)

(816) 701-4600

(Registrant’s telephone number, including area code)

7905 Quivira Lenexa, Kansas 66215

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael J. Gernigin has been appointed as Senior Vice President, Commercial Finance of Hostess Brands, LLC, a wholly owned subsidiary of Hostess Brands, Inc. (the “Company”) effective on August 29, 2022. Prior to his appointment to this new role, Mr. Gernigin was the Company’s Senior Vice President and Chief Accounting Officer, and its principal accounting officer. He was a “named executive officer” in the Company’s 2022 proxy statement, as he served as the Company’s Interim Chief Financial Officer from November 2021 to May 2022.

In connection with Mr. Gernigin’s appointment to the new role, Travis Leonard, the Company’s Executive Vice President and Chief Financial Officer and principal financial officer, became the Company’s principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: August 30, 2022	By:	/s/ Andrew P. Callahan
	Name:	Andrew P. Callahan
	Title:	President and Chief Executive Officer